Exhibit 99.1

CVR Refining Reports 2017 Third Quarter Results
And Announces Cash Distribution of 94 Cents

SUGAR LAND, Texas (Nov. 1, 2017) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced third quarter 2017 net income of $70.0 million on net sales of $1,385.8 million, compared to net income of $15.9 million on net sales of $1,163.5 million for the third quarter of 2016. Adjusted EBITDA, a non-GAAP financial measure, for the 2017 third quarter was $138.6 million compared to adjusted EBITDA of $75.3 million for the 2016 third quarter.

For the first nine months of 2017, net income was $117.8 million on net sales of $4,147.5 million, compared to net income of $26.0 million on net sales of $3,161.9 million for the comparable period a year earlier. Adjusted EBITDA for the first nine months of 2017 was $296.2 million, compared to adjusted EBITDA of $195.1 million for the first nine months of 2016.

“Led by the stellar performance of our Coffeyville refinery, we are pleased to announce a third quarter 2017 CVR Refining distribution of 94 cents,” said Jack Lipinski, chief executive officer. “However, the over-priced and volatile RIN price continue to adversely affect our business. Unless the Administration and EPA step up to fix this broken program, the future viability of merchant refiners will continue to be at risk.

“The Coffeyville, Kansas, and Wynnewood, Oklahoma, refineries ran well during the 2017 third quarter, posting a total combined crude throughput of 203,093 barrels per day (bpd) despite operational disruptions at both plants,” Lipinski said. “In addition, the Wynnewood refinery began planned fall maintenance at the end of September and is on schedule to complete its turnaround in early November. As a result of the large scale and cost of the Wynnewood turnaround, CVR Refining’s results will be negatively impacted for the year.”

Consolidated Operations

Third quarter 2017 throughputs of crude oil and all other feedstocks and blendstocks totaled 213,606 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 206,733 bpd for the same period in 2016.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $13.72 in the 2017 third quarter, compared to $10.09 during the same period in 2016. Direct operating expenses (exclusive of depreciation and amortization), including major scheduled turnaround expenses, per crude oil throughput barrel, for the 2017 third quarter were $6.47, compared to $5.33 in the third quarter of 2016.

Distributions

CVR Refining also announced today a third quarter 2017 distribution of 94 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on Nov. 17, 2017, to unitholders of record on Nov. 10, 2017. CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, RINs’ costs and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Third Quarter 2017 Earnings Conference Call

CVR Refining previously announced that it will host its third quarter 2017 Earnings Conference Call for analysts and investors on Wednesday, Nov. 1, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1005/23021. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1005/23021. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13672108.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate and invest in supporting logistics assets, including approximately 340 miles of active owned and leased pipelines, a 65,000 bpcd pipeline owned and operated by a joint venture, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2016).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,385.8	$1,163.5	$4,147.5	$3,161.9
Operating costs and expenses:
Cost of materials and other	1,114.4	987.5	3,523.7	2,651.7
Direct operating expenses(1)(2)	120.9	97.0	309.3	298.7
Depreciation and amortization	31.8	31.9	96.8	93.7
Cost of sales	1,267.1	1,116.4	3,929.8	3,044.1
Selling, general and administrative expenses(1)	18.8	18.1	57.7	53.4
Depreciation and amortization	1.2	0.6	2.7	1.9
Operating income	98.7	28.4	157.3	62.5
Interest expense and other financing costs	(12.0)	(10.8)	(35.2)	(31.7)
Interest income	0.2	—	0.4	—
Loss on derivatives, net	(17.0)	(1.7)	(4.8)	(4.8)
Other income, net	0.1	—	0.1	—
Income before income tax expense	70.0	15.9	117.8	26.0
Income tax expense (benefit)	—	—	—	—
Net income	$70.0	$15.9	$117.8	$26.0

Net income per common unit - basic and diluted	$0.47	$0.11	$0.80	$0.18

Adjusted EBITDA*	$138.6	$75.3	$296.2	$195.1
Available cash for distribution*	$138.6	$0.3	$138.6	$0.3

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6	147.6	147.6
______________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses and selling, general and administrative expenses for the three and nine months ended September 30, 2017 and 2016 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

(2) Direct operating expenses includes $21.7 million and $37.4 million of major scheduled turnaround expenses during the three and nine months ended September 30, 2017, respectively. Direct operating expenses includes $0.0 million and $31.5 million of major scheduled turnaround expenses during the three and nine months ended September 30, 2016, respectively.

	As of September 30, 2017	As of December 31, 2016
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$560.4	$314.1
Working capital	467.3	313.7
Total assets	2,500.7	2,331.9
Total debt, including current portion	540.9	541.5
Total partners’ capital	1,414.5	1,296.7

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$63.0	$145.6	$314.3	$186.4
Investing activities	(17.8)	(18.6)	(66.6)	(86.6)
Financing activities	(0.5)	(0.4)	(1.4)	(1.2)
Net cash flow	$44.7	$126.6	$246.3	$98.6

Capital expenditures for property, plant and equipment:
Maintenance capital expenditures	$15.1	$10.5	$58.0	$50.1
Growth capital expenditures	3.6	4.9	8.1	33.3
Total capital expenditures	$18.7	$15.4	$66.1	$83.4

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$6.35	$2.59	$3.79	$2.21
Refining margin*	14.52	9.66	10.86	9.55
FIFO impact, (favorable) unfavorable	(0.80)	0.43	0.01	(0.56)
Refining margin adjusted for FIFO impact*	13.72	10.09	10.87	8.99
Direct operating expenses and major scheduled turnaround expenses	6.47	5.33	5.38	5.59
Direct operating expenses excluding major scheduled turnaround expenses	5.31	5.33	4.73	5.00
Direct operating expenses and major scheduled turnaround expenses per barrel sold	6.26	5.04	5.08	5.24
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$5.13	$5.04	$4.47	$4.68
Barrels sold (barrels per day)	210,002	209,228	222,889	208,192
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
		%		%		%		%
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	196,342	91.9	176,404	85.3	198,750	89.8	174,594	85.4
Medium	—	—	1,983	1.0	—	—	2,321	1.1
Heavy sour	6,751	3.2	19,568	9.5	11,643	5.3	17,978	8.9
Total crude oil throughput	203,093	95.1	197,955	95.8	210,393	95.1	194,893	95.4
All other feedstocks and blendstocks	10,513	4.9	8,778	4.2	10,943	4.9	9,476	4.6
Total throughput	213,606	100.0	206,733	100.0	221,336	100.0	204,369	100.0
Production:
Gasoline	105,712	49.5	106,120	51.2	112,268	50.6	106,774	52.2
Distillate	89,655	42.0	84,669	40.9	92,046	41.5	83,101	40.6
Other (excluding internally produced fuel)	18,107	8.5	16,390	7.9	17,385	7.9	14,738	7.2
Total refining production (excluding internally produced fuel)	213,474	100.0	207,179	100.0	221,699	100.0	204,613	100.0
Product price (dollars per gallon):
Gasoline	$1.63		$1.45		$1.56		$1.31
Distillate	1.67		1.45		1.58		1.30

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$48.20	$44.94	$49.36	$41.53
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.97	1.47	1.15	0.82
WTI less WCS (heavy sour)	10.48	14.23	11.42	13.59
NYMEX Crack Spreads:
Gasoline	20.42	13.73	17.74	16.24
Heating Oil	21.05	14.34	17.24	13.04
NYMEX 2-1-1 Crack Spread	20.73	14.03	17.49	14.64
PADD II Group 3 Basis:
Gasoline	(1.18)	0.48	(2.37)	(3.59)
Ultra Low Sulfur Diesel	0.85	1.01	(0.44)	(0.38)
PADD II Group 3 Product Crack Spread:
Gasoline	19.23	14.21	15.37	12.65
Ultra Low Sulfur Diesel	21.90	15.35	16.80	12.65
PADD II Group 3 2-1-1	20.57	14.78	16.09	12.65

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$939.3	$788.1	$2,750.5	$2,094.1
Cost of materials and other	767.7	669.9	2,349.7	1,763.3
Direct operating expenses(1)	56.7	50.7	154.9	144.5
Major scheduled turnaround expenses	—	—	—	31.5
Depreciation and amortization	17.4	17.7	53.8	51.2
Gross profit	97.5	49.8	192.1	103.6
Add:
Direct operating expenses(1)	56.7	50.7	154.9	144.5
Major scheduled turnaround expenses	—	—	—	31.5
Depreciation and amortization	17.4	17.7	53.8	51.2
Refining margin*	171.6	118.2	400.8	330.8
FIFO impact, (favorable) unfavorable	(10.1)	4.0	1.5	(22.4)
Refining margin adjusted for FIFO impact*	$161.5	$122.2	$402.3	$308.4

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$8.26	$4.15	$5.37	$3.12
Refining margin*	14.52	9.86	11.21	9.94
FIFO impact, (favorable) unfavorable	(0.86)	0.33	0.04	(0.67)
Refining margin adjusted for FIFO impact*	13.66	10.19	11.25	9.27
Direct operating expenses and major scheduled turnaround expenses	4.80	4.23	4.33	5.29
Direct operating expenses excluding major scheduled turnaround expenses	4.80	4.23	4.33	4.34
Direct operating expenses and major scheduled turnaround expenses per barrel sold	4.50	3.93	3.99	4.80
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.50	$3.93	$3.99	$3.94
Barrels sold (barrels per day)	136,776	140,256	142,238	133,729
______________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses for the three and nine months ended September 30, 2017 and 2016 are shown exclusive of depreciation and amortization and major scheduled turnaround expenses, which amounts are presented separately below direct operating expenses.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
		%		%		%		%
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	121,710	89.6	110,825	81.0	119,361	85.8	101,803	79.2
Medium	—	—	—	—	—	—	1,641	1.3
Heavy sour	6,751	5.0	19,568	14.3	11,643	8.4	17,978	13.9
Total crude oil throughput	128,461	94.6	130,393	95.3	131,004	94.2	121,422	94.4
All other feedstocks and blendstocks	7,415	5.4	6,399	4.7	8,124	5.8	7,193	5.6
Total throughput	135,876	100.0	136,792	100.0	139,128	100.0	128,615	100.0
Production:
Gasoline	67,598	49.1	70,013	50.3	70,697	50.1	67,298	51.5
Distillate	57,654	41.9	57,839	41.6	58,927	41.7	54,192	41.5
Other (excluding internally produced fuel)	12,355	9.0	11,286	8.1	11,619	8.2	9,191	7.0
Total refining production (excluding internally produced fuel)	137,607	100.0	139,138	100.0	141,243	100.0	130,681	100.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$445.3	$374.3	$1,393.7	$1,064.4
Cost of materials and other	346.9	317.7	1,174.6	888.5
Direct operating expenses(1)	42.5	46.3	117.0	122.7
Major scheduled turnaround expenses	21.7	—	37.4	—
Depreciation and amortization	12.9	12.7	38.5	37.9
Gross profit (loss)	21.3	(2.4)	26.2	15.3
Add:
Direct operating expenses(1)	42.5	46.3	117.0	122.7
Major scheduled turnaround expenses	21.7	—	37.4	—
Depreciation and amortization	12.9	12.7	38.5	37.9
Refining margin*	98.4	56.6	219.1	175.9
FIFO impact, (favorable) unfavorable	(4.8)	3.8	(0.7)	(7.3)
Refining margin adjusted for FIFO impact*	$93.6	$60.4	$218.4	$168.6

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$3.10	$(0.39)	$1.21	$0.76
Refining margin*	14.33	9.10	10.11	8.74
FIFO impact, (favorable) unfavorable	(0.70)	0.61	(0.03)	(0.36)
Refining margin adjusted for FIFO impact*	13.63	9.71	10.08	8.38
Direct operating expenses and major scheduled turnaround expenses	9.35	7.45	7.13	6.10
Direct operating expenses excluding major scheduled turnaround expenses	6.18	7.45	5.40	6.10
Direct operating expenses and major scheduled turnaround expenses per barrel sold	9.53	7.29	7.01	6.01
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$6.30	$7.29	$5.32	$6.01
Barrels sold (barrels per day)	73,226	68,971	80,651	74,463
________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses for the three and nine months ended September 30, 2017 and 2016 are shown exclusive of depreciation and amortization and major scheduled turnaround expenses, which amounts are presented separately below direct operating expenses.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
		%		%		%		%
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	74,632	96.0	65,579	93.8	79,389	96.6	72,791	96.1
Medium	—	—	1,983	2.8	—	—	680	0.9
Heavy sour	—	—	—	—	—	—	—	—
Total crude oil throughput	74,632	96.0	67,562	96.6	79,389	96.6	73,471	97.0
All other feedstocks and blendstocks	3,098	4.0	2,379	3.4	2,819	3.4	2,283	3.0
Total throughput	77,730	100.0	69,941	100.0	82,208	100.0	75,754	100.0
Production:
Gasoline	38,114	50.2	36,107	53.1	41,571	51.6	39,476	53.4
Distillate	32,001	42.2	26,830	39.4	33,119	41.2	28,909	39.1
Other (excluding internally produced fuel)	5,752	7.6	5,104	7.5	5,766	7.2	5,547	7.5
Total refining production (excluding internally produced fuel)	75,867	100.0	68,041	100.0	80,456	100.0	73,932	100.0

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, CVR Refining, LP (the "Partnership") also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of materials and other. Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of materials and other) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of materials and other adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

The calculation of refining margin and refining margin adjusted for FIFO impact (each a non-GAAP financial measure), including a reconciliation to the most directly comparable GAAP financial measure for the three and nine months ended September 30, 2017 and 2016 is as follows:

Consolidated Operating Data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions)
Net sales	$1,385.8	$1,163.5	$4,147.5	$3,161.9
Cost of materials and other	1,114.4	987.5	3,523.7	2,651.7
Direct operating expenses (exclusive of depreciation and amortization and major scheduled turnaround expenses as reflected below)	99.2	97.0	271.9	267.2
Major scheduled turnaround expenses	21.7	—	37.4	31.5
Depreciation and amortization	31.8	31.9	96.8	93.7
Gross profit	118.7	47.1	217.7	117.8
Add:
Direct operating expenses (exclusive of depreciation and amortization and major scheduled turnaround expenses as reflected below)	99.2	97.0	271.9	267.2
Major scheduled turnaround expenses	21.7	—	37.4	31.5
Depreciation and amortization	31.8	31.9	96.8	93.7
Refining margin	271.4	176.0	623.8	510.2
FIFO impact, (favorable) unfavorable	(14.9)	7.7	0.8	(29.7)
Refining margin adjusted for FIFO impact	$256.5	$183.7	$624.6	$480.5

The calculation of refining margin per crude oil throughput barrel and refining margin adjusted for FIFO impact per crude oil throughput barrel for the three and nine months ended September 30, 2017 and 2016 is as follows:

Consolidated Operating Data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	203,093	197,955	210,393	194,893
Days in the period	92	92	273	274
Total crude oil throughput barrels	18,684,556	18,211,860	57,437,289	53,400,682

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$271.4	$176.0	$623.8	$510.2
Divided by: crude oil throughput barrels	18.7	18.2	57.4	53.4
Refining margin per crude oil throughput barrel	$14.52	$9.66	$10.86	$9.55

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$256.5	$183.7	$624.6	$480.5
Divided by: crude oil throughput barrels	18.7	18.2	57.4	53.4
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$13.72	$10.09	$10.87	$8.99

Coffeyville Refinery
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	128,461	130,393	131,004	121,422
Days in the period	92	92	273	274
Total crude oil throughput barrels	11,818,412	11,996,156	35,764,092	33,269,628

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$171.6	$118.2	$400.8	$330.8
Divided by: crude oil throughput barrels	11.8	12.0	35.8	33.3
Refining margin per crude oil throughput barrel	$14.52	$9.86	$11.21	$9.94

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$161.5	$122.2	$402.3	$308.4
Divided by: crude oil throughput barrels	11.8	12.0	35.8	33.3
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$13.66	$10.19	$11.25	$9.27

Wynnewood Refinery
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	74,632	67,562	79,389	73,471
Days in the period	92	92	273	274
Total crude oil throughput barrels	6,866,144	6,215,704	21,673,197	20,131,054

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$98.4	$56.6	$219.1	$175.9
Divided by: crude oil throughput barrels	6.9	6.2	21.7	20.1
Refining margin per crude oil throughput barrel	$14.33	$9.10	$10.11	$8.74

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$93.6	$60.4	$218.4	$168.6
Divided by: crude oil throughput barrels	6.9	6.2	21.7	20.1
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$13.63	$9.71	$10.08	$8.38

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact, (favorable) unfavorable; (ii) major scheduled turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (iii) loss on derivatives, net and (iv) current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions)
Net income	$70.0	$15.9	$117.8	$26.0
Add:
Interest expense and other financing costs, net of interest income	11.8	10.8	34.8	31.7
Income tax expense	—	—	—	—
Depreciation and amortization	33.0	32.5	99.5	95.6
EBITDA	114.8	59.2	252.1	153.3
Add:
FIFO impact, (favorable) unfavorable	(14.9)	7.7	0.8	(29.7)
Major scheduled turnaround expenses	21.7	—	37.4	31.5
Loss on derivatives, net	17.0	1.7	4.8	4.8
Current period settlements on derivative contracts(1)	—	6.7	1.1	35.2
Adjusted EBITDA	$138.6	$75.3	$296.2	$195.1
_________________________

(1)
Represents the portion of loss on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income or operating income as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and (iv) to the extent applicable, reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
	(in millions, except per unit data)
Adjusted EBITDA	$138.6	$296.2
Adjustments:
Less:
Cash needs for debt service	(10.0)	(30.0)
Reserves for environmental and maintenance capital expenditures	(25.0)	(78.1)
Reserves for major scheduled turnaround expenses	(15.0)	(45.0)
Reserves for future operating needs	—	(54.5)
Add:
Release of previously established cash reserves	50.0	50.0
Available cash for distribution	$138.6	$138.6

Available cash for distribution, per common unit	$0.94	$0.94
Common units outstanding	147.6	147.6

Derivatives Summary. The Partnership enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the crude oil the Partnership purchases and the refined products the refineries produce for sale. Through these swaps, the Partnership will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries' production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Partnership holds various NYMEX positions through a third-party clearing house.

The table below summarizes our open commodity swap positions as of September 30, 2017. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Partnership has locked in differentials at the fixed prices noted below. As of September 30, 2017, the open commodity swap positions for 2017 and 2018 were comprised of approximately 39.8% for 2-1-1 crack swaps, 30.1% for distillate crack swaps and 30.1% for gasoline crack swaps.

Commodity Swaps	Barrels	Fixed Price (1)
Fourth Quarter 2017	7,050,000	$17.80

First Quarter 2018	7,050,000	18.66
Second Quarter 2018	1,950,000	21.09
Third Quarter 2018	150,000	19.22

Total	16,200,000	$18.59

(1)	Weighted-average price of all positions for period indicated.

Q4 2017 Outlook. The table below summarizes our outlook for certain refining statistics for the fourth quarter of 2017. See “Forward-Looking Statements.”

	Q4 2017
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	185,000	195,000
Total refining production (bpd)	200,000	215,000